March 24, 2005

Mr. Richard Raskin
C/o Poder de Compra, Mexico, S.A.

         Re:      PODER DE COMPRA DEBIT CARD PROGRAM
         -------------------------------------------

Dear Richard:

      The purpose of this letter is to confirm the agreement reached today between Direct Card Services, LLC ("DCS"), Optimum Pay USA, Inc. ("OP") and Poder de Compra, Mexico, S.A. ("PDC") of and concerning an ATM Debit card program to be customized and provided through First Premier Bank (hereinafter "SVC").

      DCS is an approved marketer of MasterCard products through First Premier Bank as a card issuer. OP is a third-party processor affiliated with First Premier Bank and approved as such by MasterCard. PDC desires DCS and OP to deliver 50,000 debit cards under an approved SVC.

      Accordingly, the parties agree as follows:

      1. Initial Card Order. PDC will deliver a card order for 50,000 debit cards under the SVC under the terms and conditions hereafter. Concurrent with the card order PDC will pay DCS $250,000.00 cash proceeds which represents a cost of $5.00 per card which represents the cost of plastic, card carrier, PIN mailer, cardholder agreement and account set up. The implementation fee shall be $20,000.00 which shall be paid by PDC to OP and DCS.

      2. Cardholder Price and Terms. Prior to April 15, 2005, DCS, PDC and OP will agree upon a cardholder schedule of fees and costs. This schedule shall be made as an exhibit to this letter agreement and any later agreement incorporating the terms hereof.

Mr. Richard Raskin
March 24, 2005
Page 2 of 3



      3. Technology Support. Prior to April 15, 2005, OP will provide to the satisfaction of PDC that it is a third-party processor capable of providing the following support for the SVC program - (a) interface with PDC data center in Phoenix via VPN, (b) interface between First Premier Bank, PDC data center in Phoenix and HSBC Bank in Mexico via Toluca data center located outside of Mexico City, (c) capability to support card to card functionality between the ATM card issued by First Premier Bank and the ATM issued by HSBC Bank, and (d) provide confirmation of transmitter capability between the aforesaid bankcards. In addition to the above, OP will, prior to April 15, 2005, also establish to the satisfaction of PDC that its data management systems can handle batching of data on a daily basis as needed for currency exchange and for appropriate financial reporting to all interested parties. OP will provide a separate schedule of time and cost to provide any one or more of the services referenced above which may be specially required hereunder. The same shall be approved by all parties and shall be borne equally between Poder de Compra and DCS.

      4. Banking Confirmation. OP represents that it can deliver a separate BIN for the PDC SVC. OP further represents that the separate BIN will not be affected by other debit card programs supported by OP.

      5. Loading Network. DCS will make available its DirectLoad Network to the PDC SVC at a price of no greater than $2.95 per load. OP and DCS will endeavor to obtain like pricing with EPS. PDC will advise DCS as soon as practicable the locales of high-density SVC cardholders so that DCS may endeavor to coordinate extension and expansion of the DirectLoad Network in those areas.

Mr. Richard Raskin
March 24, 2005
Page 3 of 3

      6. Comprehensive SVC Contracts. On or before April 15, 2005, DCS, OP and PDC will enter into a comprehensive agreement for the delivery of the SVC and the 50,000 debit cards consistent with the terms hereof. PDC shall pay the monies due and payable pursuant to paragraph 1 above on or before April 15, 2005, or concurrent with the execution of the comprehensive agreement if it occurs prior to April 15, 2005. It is agreed that payment of the above amount is conditioned upon PDC confirming the correctness of the information and representations made in paragraphs 3 and 4 above.


                                                 Sincerely,

                                                 Direct Card Services, LLC

                                                 /s/ T. Randolph Catanese

                                                 T. Randolph Catanese
                                                 Managing Member


AGREED AND ACCEPTED:

         Poder de Compra, Mexico, S.A.


By:      /s/ Richard Raskin
         -------------------------------
         Richard Raskin, Managing Member


         Optimum Pay, USA, Inc.


By:      Edward Kim
         -------------------------------
         Edward Kim, President